UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 NW 63rd Street, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 935-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 5.01 Changes in Control of Registrant

Williams Acquisition

On December 20, 2012, GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P. and GIP-C Holding (CHK), L.P. (the “GIP I Entities”) completed the previously announced sale to The Williams Companies, Inc. (“Williams”) of 34,538,061 of our Subordinated Units, and 50% of the outstanding equity interests in Access Midstream Ventures, L.L.C. (“AMV”), the sole member of Access Midstream Partners GP, L.L.C., who we refer to as our “general partner” (the “Williams Acquisition”), for cash consideration of approximately $1.8 billion. As a result of the closing of the Williams Acquisition, Williams and GIP II Eagle Holdings Partnership, L.P. (together with its affiliates, “GIP II”) together own and control our general partner, and the GIP I Entities no longer have any ownership interest in our general partner.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Election of Directors

AMV has the right to appoint our general partner’s entire board of directors. Unitholders are not entitled to elect the directors of our general partner or directly or indirectly participate in our management or operations, and GIP II and Williams have agreed between themselves as to how and when replacement, removals and appointments of directors may be made. Our general partner currently has 12 directors: Alan S. Armstrong, Donald R. Chappel, James E. Scheel, Matthew C. Harris, William A. Woodburn, William J. Brilliant, J. Mike Stice, Robert S. Purgason, Dominic J. Dell’Osso, Jr., David A. Daberko, Philip L. Fredrickson and Suedeen G. Kelly. Messrs. Daberko, Fredrickson and Kelly are independent as defined under the independence standards established by the NYSE and the Exchange Act.

Messrs. Armstrong, Chappel and Scheel were appointed to the board of directors of our general partner in connection with the Williams Acquisition. Information regarding Messrs. Armstrong, Chappel and Scheel is set forth below.

Alan S. Armstrong

Mr. Armstrong has been a Director and the Chief Executive Officer and President of Williams since January 2011. From February 2002 until January 2011 he was Senior Vice President-Midstream and acted as President of Williams’ midstream business. From 1999 to February 2002, Mr. Armstrong was Vice President, Gathering and Processing of Williams’ midstream business. From 1998 to 1999 he was Vice President, Commercial Development for Midstream at Williams. Mr. Armstrong serves as Chairman of the Board and Chief Executive Officer of Williams Partners GP LLC, the general partner of Williams Partners, L.P., where he was Senior Vice President-Midstream from February 2010, and Chief Operating Officer and a director from February 2005.

Donald R. Chappel

Mr. Chappel is a Senior Vice President and Chief Financial Officer of Williams and has served in that position since April 2003. Prior to joining Williams, Mr. Chappel held various financial, administrative and operational leadership positions. Mr. Chappel also serves as Chief Financial Officer and a director of Williams Partners GP LLC, the general partner of Williams Partners, L.P. He was Chief Financial Officer from August 2007 and a director from January 2008 of Williams Pipeline GP LLC, the general partner of Williams Pipeline Partners L.P., until its merger with Williams Partners, L.P., in August 2010. Mr. Chappel is a director of SUPERVALU, Inc. (a grocery and pharmacy company) and is chairman of its finance committee.

James E. Scheel

On May 24, 2012, Mr. Scheel was elected to the board of directors of Williams Partners GP LLC. Mr. Scheel is an employee of Williams and has served as Senior Vice President – Corporate Strategic Development for Williams and Williams Partners GP LLC since February 2012.

Employment Agreements

In connection with the closing of our previously announced acquisition of Chesapeake Midstream Operating, L.L.C. (“CMO”) from Chesapeake Midstream Development, L.L.C. (“CMD”), a Delaware limited liability company and wholly owned subsidiary of Chesapeake Energy Corporation (we refer to this transaction as the “CMO Acquisition”), the Board of Directors (the “Board”) of our general partner approved employment agreements for each of Messrs. J. Michael Stice, Robert S. Purgason and David C. Shiels. Our general partner and Messrs. Stice, Purgason and Shiels entered into the employment agreements on December 20, 2012, to be effective as of January 1, 2013. As described below, the agreements govern the terms and conditions of the executives’ employment with our general partner, including their duties and responsibilities, compensation and benefits, and applicable severance terms.

Agreement with J. Michael Stice, Chief Executive Officer

Mr. Stice’s employment agreement will become effective January 1, 2013 and has an initial employment term ending on June 30, 2017, subject to automatic one-year renewals thereafter. Pursuant to the agreement, Mr. Stice will serve as the Chief Executive Officer of our general partner, with an initial annual base salary of $750,000, subject to review and increase by our general partner’s Board in its discretion. During the term of his employment, Mr. Stice is also eligible to participate in the employee benefit plans and arrangements, such as retirement, health and welfare plans and vacation programs, that are customarily provided to similarly situated executives of our general partner, in accordance with the terms and conditions of such plans and arrangements.

The employment agreement provides that Mr. Stice is eligible to receive a target annual bonus equal to $750,000 with respect to calendar year 2012. He was paid $375,000 of the $750,000 2012 target annual bonus on July 13, 2012, and any additional amounts that our general partner determines to pay to Mr. Stice with respect to calendar year 2012 will be paid no later than January 31, 2013, provided that Mr. Stice remains employed on the bonus payment date. During the employment term, our general partner may, in its discretion, pay annual or periodic bonus compensation to Mr. Stice from time to time, subject to the requirement that Mr. Stice be employed by our general partner on the bonus payment date. Mr. Stice also participates in our general partner’s MICP (as defined below) and our Long Term Incentive Plan, which we refer to as the “LTIP.” With respect to the 2012 calendar year, Mr. Stice was eligible to receive an equity unit award under the LTIP with a targeted value of $375,000. He received an equity unit award valued at $262,500 of the $375,000 2012 targeted equity award on July 13, 2012, and any additional awards that our general partner determines to grant to Mr. Stice will be granted no later than January 31, 2013, provided that Mr. Stice remains employed on the grant date. The MICP and Mr. Stice’s award under the MICP are described in more detail below under “Amended and Restated Management Incentive Compensation Plan.”

Mr. Stice’s employment agreement provides for certain severance payments and benefits upon specified terminations of employment. Upon a termination of his employment without “cause” or for a “good reason condition” (each as defined in the employment agreement), subject to his execution of a release, Mr. Stice is entitled to receive an amount equal to (i) 200% of his then-current annual base salary, plus (ii) any accrued but unused vacation as of the date of termination, payable in a lump sum within thirty days following termination. If such termination occurs within two years after a “change of control” (as defined in the employment agreement), Mr. Stice is entitled to receive (in lieu of the severance benefits described above) an amount equal to (a) 250% of the sum of (i) his then-current annual base salary and (ii) the most recent actual annual bonus (or, if the most recent annual bonus was paid semi-annually, the two most recent semi-annual bonuses) paid to Mr. Stice during the twelve-month period preceding the change of control, plus (b) any accrued but unused vacation as of the date of termination, payable in a lump sum within thirty days following termination.

Upon a termination of Mr. Stice’s employment due to his death or incapacity, subject (in the case of his incapacity) to the execution of a release, Mr. Stice (or his estate, as applicable) is entitled to receive an amount equal to (i) 100% of his then-current annual base salary, plus (ii) any accrued but unused vacation as of the date of termination, payable in a lump sum following such termination. Upon any other termination of employment (including a termination for “cause” or due to the expiration or non-renewal of the employment term), Mr. Stice will be entitled to receive only accrued but unpaid vacation through the date of termination. However, Mr. Stice may be entitled to receive certain benefits and payments upon certain qualifying terminations of employment in accordance with the terms of our general partner’s Severance Program (as defined below), which is described in more detail below under “Severance Program.”

Mr. Stice’s employment agreement contains confidentiality restrictions effective during and after his employment and non-solicitation covenants effective during employment and for one year (or six months in the case of a termination due to the expiration of the employment term) following the termination of his employment.

The foregoing discussion is qualified in its entirety by reference to the full text of the Employment Agreement, effective as of January 1, 2013, between our general partner and J. Mike Stice, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Agreements with Robert S. Purgason, Chief Operating Officer, and David C. Shiels, Chief Financial Officer

The employment agreements for each of Messrs. Purgason and Shiels will become effective on January 1, 2013 and have initial employment terms ending on November 30, 2014 and January 3, 2015, respectively, subject to automatic one-year renewals thereafter. Pursuant to their respective agreements, Mr. Purgason will serve as the Chief Operating Officer of our general partner, with an initial annual base salary of $450,000, subject to review and increase by our general partner’s Board in its discretion, and Mr. Shiels will serve as the Chief Financial Officer of our general partner, with an initial annual base salary of $400,000, subject to review and increase by our general partner’s Board in its discretion. During the term of their employment with our general partner, Messrs. Purgason and Shiels are eligible to participate in the employee benefit plans and arrangements, such as retirement, health and welfare plans and vacation programs, that are customarily provided to similarly situated employees of our general partner, in accordance with the terms and conditions of such plans and arrangements.

The employment agreements provide that Messrs. Purgason and Shiels are eligible to receive target annual bonuses equal to $550,000 and $200,000, respectively, with respect to calendar year 2012. Messrs. Purgason and Shiels were paid $275,000 and $100,000, respectively, of their respective 2012 target annual bonuses on July 13, 2012, and any additional amounts that our general partner determines to pay to such executives with respect to calendar year 2012 will be paid no later than January 31, 2013, provided that the applicable executive remains employed on the bonus payment date. Additional, discretionary bonuses may be paid to Messrs. Purgason and Shiels as determined by our general partner. Messrs. Purgason and Shiels also participate in the MICP and the LTIP. With respect to the 2012 calendar year, Messrs. Purgason and Shiels were eligible to receive equity unit awards under the LTIP with a targeted value of $250,000 and $200,000, respectively. Each of Messrs. Purgason and Shiels received an equity unit award valued at $175,000 and $125,000, respectively, of their targeted equity awards on July 2, 2012, and any additional awards that our general partner determines to grant to such executives will be granted no later than January 31, 2013, provided that the applicable executive remains employed on the grant date. The awards granted to Messrs. Purgason and Shiels under the MICP are described in more detail below under “Amended and Restated Management Incentive Compensation Plan.”

The employment agreements for Messrs. Purgason and Shiels each provide for certain severance payments and benefits upon specified terminations of employment. Upon a termination of employment without “cause” or for a “good reason condition” (each as defined in the applicable employment agreement), subject to the execution of a release, each of Messrs. Purgason and Shiels are entitled to receive an amount equal to (i) 100% of the executive’s then-current annual base salary, plus (ii) any accrued but unused vacation as of the date of termination, payable in a lump sum within thirty days following termination. If such termination occurs within two years after a “change of control” (as defined in the applicable employment agreement), each of Messrs. Purgason and Shiels are entitled to receive (in lieu of the severance benefits described above) an amount equal to (a) 100% of the sum of (i) the executive’s then-current annual base salary and (ii) the most recent actual annual bonus (or, if the most recent annual bonus was paid semi-annually, the two most recent semi-annual bonuses) paid to the executive during the twelve-month period preceding the change of control, plus (b) any accrued but unused vacation as of the date of termination, payable in a lump sum within thirty days following termination.

Upon a termination of employment due to the executive’s death or incapacity, subject (in the case of incapacity) to the execution of a release, each of Messrs. Purgason and Shiels (or their estates, as applicable) are entitled to receive an amount equal to (i) 100% (in the case of death) or 50% (in the case of incapacity), as applicable, of the executive’s then-current annual base salary, plus (ii) any accrued but unused vacation as of the date of termination, payable in a lump sum following such termination. Upon any other termination (including a termination for “cause” or due to the non-renewal of the employment term), each of Messrs. Purgason and Shiels will be entitled to receive only accrued but unpaid vacation through the date of termination. However, Messrs. Purgason and Shiels may be entitled to receive certain benefits and payments upon certain qualifying terminations of employment in accordance with the terms of our Severance Program, which is described in more detail below under “Severance Program.”

Each employment agreement also contains confidentiality restrictions effective during and after the executive’s employment and non-solicitation covenants effective during employment and for one year following the termination of the executive’s employment.

The foregoing discussion is qualified in its entirety by reference to the full text of the Employment Agreement, effective as of January 1, 2013, between our general partner and David C. Shiels, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference and the full text of the Employment Agreement, effective as of January 1, 2013, between our general partner and Robert S. Purgason which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Amended and Restated Management Incentive Compensation Plan

In connection with the closing of the CMO Acquisition, on December 20, 2012, our general partner entered into an assumption and assignment agreement with Chesapeake Midstream Management, L.L.C., pursuant to which our general partner assumed and agreed to sponsor the Access Midstream Partners GP, L.L.C. Management Incentive Compensation Plan, previously known as the

Chesapeake Midstream Management Incentive Compensation Plan, which we refer to as the “MICP.” In connection with the assumption of the MICP, our general partner also amended and restated the MICP, granted awards under the MICP (as amended and restated) to each of Messrs. Stice, Purgason and Shiels, and amended an award previously granted to Mr. Purgason under the MICP, each as described below.

Terms of the Amended and Restated Management Incentive Compensation Plan

On December 19, 2012, the Board approved an amendment and restatement of the MICP, effective as of December 20, 2012. The MICP, as amended and restated, provides incentive compensation awards comprised of two components to key members of management who have been designated as participants by our general partner. The first component of the award is an annual bonus based on “excess” cash distributions made by us above a specified target amount with respect to each fiscal quarter during which the award is outstanding, beginning with the fiscal quarter in which the grant date occurs (the “Excess Return Component”). The excess amount determined to be payable to a participant with respect to the quarters within each fiscal year (if any) is paid in annual installments over the first five years following the award commencement date, provided that the participant continues to be employed by our general partner or an affiliate thereof through the payment date. The second component is based on the increase in the value of our common units (if any) over a five-year period beginning on the award commencement date and is measured and paid at the end of the five-year period (or, if earlier, upon a “change of control” (as defined in the MICP)) (the “Equity Uplift Component”). The award agreement for each participant specifies the percentages of the Excess Return Component and Equity Uplift Component that such participant is entitled to receive under the MICP.

If a participant’s employment terminates for any reason prior to an applicable payment date due to the participant’s death or disability, a termination by our general partner other than for “cause” (as defined in the MICP), or a termination by the participant for “good reason” (as defined in the MICP) (each, a “Qualifying Termination”), the participant will be entitled to receive (i) any unpaid annual installments attributable to the participant’s Excess Return Component with respect to each fiscal quarter that has been completed as of the termination date, and (ii) at the end of the applicable five-year period, the full amount of the participant’s Equity Uplift Component (except as described below in the event of a change of control). Upon a participant’s termination for any other reason (other than due to a Qualifying Termination), any then-unpaid portion of his or her Equity Return Component and Equity Uplift Component will be automatically forfeited. Awards will be paid in cash, unless our general partner determines, in its discretion, to pay all or part of the Equity Uplift Component in our common units.

Upon a “change of control” (as defined in the MICP), a participant who is an employee of our general partner or an affiliate thereof immediately prior to the change of control will be paid (i) with respect to the Excess Return Component, any unpaid annual installments attributable to the participant’s Excess Return Component with respect to each fiscal quarter that has been completed as of the change of control date, and (ii) with respect to the Equity Uplift Component, an amount based on the increase in the value of our common units from the award commencement date through the date of the change of control (if any). Participants who have incurred a Qualified Termination prior to the change of control will receive, with respect to the Equity Uplift Component (instead of the amounts set forth in clause (ii) above), a pro-rata portion of the amount that otherwise would have been payable to such participants had their employment continued until the date of the change of control. The MICP will automatically terminate upon a change of control.

The MICP is administered by our general partner, which also has the authority to amend and/or terminate the MICP at any time, subject to certain limitations with respect to outstanding awards.

Awards under the Amended and Restated Management Incentive Compensation Plan

Each of Messrs. Stice, Purgason and Shiels have been granted an award under the MICP (as amended and restated) pursuant to award agreements with our general partner (the “2012 Awards”). The 2012 Awards were approved by our general partner’s Board on December 19, 2012 and became effective on December 20, 2012. Each 2012 Award provides that the applicable executive will be eligible to earn an Excess Return Component commencing with the quarter ending December 31, 2012 and ending with the fiscal quarter ending on June 30, 2017, subject to such executive’s continued employment through each applicable payment date, and that the applicable five-year measurement period for the Equity Uplift Component will begin on July 1, 2012. Pursuant to their respective 2012 Awards, Messrs. Stice, Purgason and Shiels were awarded the following percentages of each of the Excess Return Component and the Equity Uplift Component: 0.75% for Mr. Stice, 0.25% for Mr. Purgason and 0.125% for Mr. Shiels.

The award agreements for Messrs. Purgason and Shiels also specify that, for purposes of the MICP, a termination of employment due to our general partner’s non-renewal of their respective employment terms will constitute a termination without “cause” (as defined in the MICP). Accordingly, in the event of such a termination, Messrs. Purgason and Shiels will be treated as though they have incurred a Qualifying Termination under the MICP.

The foregoing discussion is qualified in its entirety by reference to the full text of the Amended and Restated Access Midstream Partners GP, L.L.C. Management Incentive Compensation Plan, dated as of December 20, 2012, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Amendment to Award Agreement for Robert S. Purgason under the Management Incentive Compensation Plan

In connection with the CMO Acquisition, on December 19, 2012, the Board approved, and on December 20, 2012, Mr. Purgason and our general partner entered into, an amendment (the “Amendment”) to Mr. Purgason’s January 1, 2010 MICP award agreement, pursuant to which Mr. Purgason was previously granted an award under the MICP. The Amendment, which became effective on December 20, 2012, provides that, for purposes of Mr. Purgason’s January 1, 2010 MICP award, a termination of employment due to our general partner’s non-renewal of his employment term will constitute a termination without “cause” (as defined in the MICP). Accordingly, in the event of such a termination, Mr. Purgason will be treated as though he has incurred a Qualifying Termination under the MICP.

The foregoing discussion is qualified in its entirety by reference to the full text of the First Amendment to Award Agreement, effective as of December 20, 2012, by and between Access Midstream Partners GP, L.L.C. and Robert S. Purgason, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Transaction Bonus

In connection with the CMO Acquisition, on December 19, 2012, the Board approved the payment of a one-time transaction bonus to Mr. Stice (the “Transaction Bonus”). The Transaction Bonus consists of a lump sum cash payment equal to $1,000,000, which will be paid to Mr. Stice on or before January 2, 2013, and a grant of restricted units under our Long Term Incentive Plan having a grant date value of $3,000,000, which will be granted to Mr. Stice on or before January 2, 2013. Mr. Stice’s restricted units will vest ratably over a four-year period following the grant date.

Severance Program

In connection with the closing of the CMO Acquisition, our general partner adopted the Access Midstream Partners GP, L.L.C. Employee Severance Program (the “Severance Program”), which provides certain severance payments and benefits to eligible employees upon specified terminations of employment. Specifically, upon an involuntary termination of employment due to a job elimination, subject to the execution of a release and continued compliance with certain confidentiality obligations, each eligible employee is entitled to receive: (i) an amount in cash equal to eight weeks (or twenty-six weeks for directors and senior directors) of the participant’s base salary (the “Severance Payment”), (ii) payment or reimbursement for continued healthcare of COBRA coverage for eight weeks (or twenty-six weeks for directors and senior directors) following termination, (iii) payment for post-termination outplacement services, and (iii) full accelerated vesting of any of then-unvested awards of restricted units held by the participant (collectively, (ii) through (iv), the “Severance Benefits”).

Employees who have entered into individual employment agreements with our general partner are eligible to receive Severance Benefits under the Severance Program only to the extent that the applicable employment agreement does not provide the employee with the same type of severance benefits (i.e., healthcare or COBRA payment or reimbursement, outplacement benefits and/or equity award acceleration, as applicable) provided under the Severance Program. Additionally, employees who are party to an individual employment agreement are eligible to receive the Severance Payment under the Severance Program only to the extent that the Severance Payment under the Severance Program is greater than the cash severance payments provided under the employment agreement.

The Severance Program is administered by our general partner’s Employee Compensation and Benefits Committee, and our general partner reserves the right to amend or terminate the Severance Program at any time.

The foregoing discussion is qualified in its entirety by reference to the full text of the Access Midstream Partners GP, L.L.C. Employee Severance Program, effective as of January 1, 2013, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, effective as of January 1, 2013, between Access Midstream Partners GP, L.L.C. and J. Mike Stice.

10.2	Employment Agreement, effective as of January 1, 2013, between Access Midstream Partners GP, L.L.C. and David C. Shiels.

10.3	Employment Agreement, effective as of January 1, 2013, between Access Midstream Partners GP, L.L.C. and Robert S. Purgason.

10.4	Assumption Agreement, dated December 20, 2012, between Chesapeake Midstream Management, L.L.C. and Access Midstream Partners GP, L.L.C.

10.5	Amended and Restated Access Midstream Partners GP, L.L.C. Management Incentive Compensation Plan, dated as of December 20, 2012.

10.6	Form of Award Agreement under Amended and Restated Access Midstream Partners GP, L.L.C. Management Incentive Compensation Plan.

10.7	First Amendment to Award Agreement, effective as of December 20, 2012, by and between Access Midstream Partners GP, L.L.C. and Robert S. Purgason.

10.8	Access Midstream Partners GP, L.L.C. Employee Severance Program, effective as of January 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P. By: Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: December 27, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Employment Agreement, effective as of January 1, 2013, between Access Midstream Partners GP, L.L.C. and J. Mike Stice.

10.2	Employment Agreement, effective as of January 1, 2013, between Access Midstream Partners GP, L.L.C. and David C. Shiels.

10.3	Employment Agreement, effective as of January 1, 2013, between Access Midstream Partners GP, L.L.C. and Robert S. Purgason.

10.4	Assumption Agreement, dated December 20, 2012, between Chesapeake Midstream Management, L.L.C. and Access Midstream Partners GP, L.L.C.

10.5	Amended and Restated Access Midstream Partners GP, L.L.C. Management Incentive Compensation Plan, dated as of December 20, 2012.

10.6	Form of Award Agreement under Amended and Restated Access Midstream Partners GP, L.L.C. Management Incentive Compensation Plan.

10.7	First Amendment to Award Agreement, effective as of December 20, 2012, by and between Access Midstream Partners GP, L.L.C. and Robert S. Purgason.

10.8	Access Midstream Partners GP, L.L.C. Employee Severance Program, effective as of January 1, 2013.